Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 19, 2013, relating to the financial statements and financial highlights which appear in the December 31, 2012 Annual Report to Shareholders of AXA Premier VIP Trust, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

PricewaterhouseCoopers LLP

New York, New York

October 2, 2013